CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our report dated November 12, 1997 on our audit of the financial statements of Franklin/Templeton Distributors, Inc. in Post-Effective Amendment No. 8 to the registration statement on Form S-6 (File No. 33-37442) for Templeton Capital Accumulation Plans .


/s/COOPERS AND LYBRAND, L.L.P.
Coopers & Lybrand L.L.P.


San Francisco, California
December 24, 1997